UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dianne B. Ralston, Executive Vice President, General Counsel and Corporate Secretary has provided Weatherford International plc (the “Company”) with notice of her intent to leave the Company as of January 25, 2015. Ms. Ralston will be joining FMC Technologies, Inc. as General Counsel and Corporate Secretary. Her decision was not a result of any disagreement with the Company or its Board of Directors or any matter relating to the Company’s operations, policies or practices.

Natalia Shehadeh, the Company’s Chief Compliance Officer, will serve as interim General Counsel and Corporate Secretary, until a successor is named. She will work with Ms. Ralston to ensure an effective and orderly transition. Ms. Shehadeh joined Weatherford in August of 2009 from Shell Oil Company and has helped establish, and currently oversees, the Company’s comprehensive, industry-leading ethics and trade compliance programs.

Ms. Ralston commented, “With a well-functioning legal and compliance team, we will work together to ensure a smooth transition. Sound management will continue to build upon the successes of 2014 and will lead Weatherford into its next chapter.”

The Company expects to shortly announce Ms. Ralston’s successor at the conclusion of its active recruiting efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date:	January 6, 2015
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

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